Exhibit 99.1

News From:

Release Date: February 27, 2014

Contact:

Jenniffer Collins

IGI Laboratories, Inc.

(856) 697-1441

www.igilabs.com

IGI LABORATORIES ANNOUNCES FOURTH QUARTER and YEAR END 2013 RESULTS

BUENA, NJ - (PR NEWSWIRE) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey based topical generic drug development and manufacturing company, announced its financial results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter and Year to Date 2013 Highlights

•

Total revenues of $6.7 million in the fourth quarter of 2013, an increase of 191% over the same quarter in 2012

•

Total revenues of $18.2 million for the year ended December 31, 2013, an increase of 113% over the same period in 2012

•

Product sales, net includes total net revenues generated from the sale of IGI label generic topical pharmaceutical products for the three and twelve months ended December 31, 2013 of $3.2 million, and $7.4 million, respectively

•

Gross profit for the year ended December 31, 2013 equaled 34% as compared to 32% in the same period of 2012

•

IGI filed its fifth Abbreviated New Drug Application, (ANDA), with the U.S. Food and Drug Administration (FDA) in November 2013

•

IGI filed its sixth ANDA with the FDA in December 2013 under a joint development and commercialization agreement with a large multi-national pharmaceutical company

•

Net income was $0.7 million in the fourth quarter of 2013, compared to a net loss of $1.2 million in the same period in 2012

•

Net loss was $0.1 million and $3.9 million for the year ended December 31, 2013 and 2012, respectively

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “This year was a critical one for our team, and I believe we have delivered. At the beginning of 2013, we committed to double revenue, achieve profitability, and file at least six ANDAs. As promised, our revenues year to date were 113% higher than 2012, our fourth quarter net income totaled $0.7 million, and our year to date net loss approached break even for the first time since 1997. In addition we filed six ANDAs with the FDA in 2013.” Mr. Grenfell-Gardner continued, “Our research and development team now has thirteen filings pending with the US FDA. Based on current IMS Health data, the addressable market for our pipeline of thirteen ANDAs, pending approval by the FDA is estimated at over $300 million. Our expectations for 2014 are even greater. We expect revenue to increase between 40% and 45% over 2013. We intend to sustain profitability in 2014; however, we plan to at least double our spending in research and development in 2014 over 2013 to accelerate the growth of our pipeline. Our team is committed to file at least ten ANDAs in 2014.”

On December 6, 2013, we declared a preferred stock dividend of 415,118 shares of our common stock in connection with the mandatory automatic conversion of 1,550 shares of our Series C Preferred Stock into common stock. The Company originally issued 1,550 shares of Series C Convertible Preferred Stock on
March 29, 2010, for which the holders were entitled to quarterly dividends at an annual rate of 5%. On December 6, 2013, the preferred stock and all accrued but unpaid dividends were required to be converted after the closing price of the Company’s common stock had exceeded three times the closing price on the issuance date for a period of twenty-five consecutive trading days immediately preceding December 6, 2013. The Company issued 2.7 million shares of common stock in connection with this conversion. As a result of this non-cash preferred stock dividend in the amount of $1.3 million recognized upon the mandatory conversion of the Company’s Series C preferred stock, net loss attributable to common stockholders was $1.4 million for the year ended December 31, 2013.

The Company will hold a conference call today at 4:30 pm ET to discuss 4th quarter 2013 results.

The Company invites you to listen to the call by dialing 1-866-515-2908. International participants should call
1-617-399-5122. The passcode for the conference call is 49729279.

This call is being webcast by NASDAQ OMX and can be accessed at IGI's website at www.igilabs.com.

The webcast is also being distributed through third party distribution channels, including the StreetEvents Network operated by Thomson Reuters (Markets) LLC and its affiliates.

About IGI Laboratories, Inc.

IGI Laboratories is a developer and manufacturer of topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe”, “target”, “estimated,” "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended December 31, 2013 and 2012

(in thousands, except shares and per share information)

	Three months ended December 31,
	2013	2012
Revenues:
Product sales, net	$5,857	$1,711
Research and development income	816	563
Other revenue	52	34
Total revenues	6,725	2,308

Costs and Expenses:
Cost of sales	4,147	1,516
Selling, general and administrative expenses	1,406	824
Product development and research expenses	620	1,099
Total costs and expenses	6,173	3,439
Operating income ( loss)	552	(1,131)

Interest and other income (expense), net	(78)	(235)
Income (loss) before benefit from income taxes	474	(1,366)

Benefit from income taxes	197	184

Net income (loss)	671	(1,182)

Preferred stock dividend	(1,308)	-

Net loss attributable to common stockholders	$(637)	$(1,182)

Basic and diluted loss per common share	$(.01)	$(.03)

Weighted average shares of common stock outstanding
Basic and diluted	44,519,326	40,608,169

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2013 and 2012

(in thousands, except shares and per share information)

	2013	2012
Revenues:
Product sales, net	$16,981	$6,545
Research and development income	1,094	1,931
Licensing, royalty and other income	149	87
Total revenues	18,224	8,563

Costs and Expenses:
Cost of sales	12,079	5,787
Selling, general and administrative expenses	3,484	3,078
Product development and research expenses	2,743	2,834
Total costs and expenses	18,306	11,699
Operating loss	(82)	(3,136)

Interest and other income (expense), net	(199)	(975)
Loss before benefit from income taxes	(281)	(4,111)

Benefit from income taxes	197	184

Net loss	(84)	(3,927)

Preferred stock dividends	(1,308)	-

Net loss attributable to common stockholders	$(1,392)	$(3,927)

Basic and diluted loss per common share	$(0.03)	$(0.10)

Weighted average shares of common stock outstanding
Basic and diluted	43,517,640	39,786,446

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2013 and 2012

(in thousands)

	2013	2012

Cash flows from operating activities:
Net loss	$(84)	$(3,927)
Non-cash expenses	1,212	1,844
Changes in operating assets and liabilities	(1,746)	(290)

Net cash used in operating activities	(618)	(2,373)

Net cash used in investing activities	(2,113)	(342)

Net cash provided by financing activities	2,296	2,337

Net decrease in cash and cash equivalents	(435)	(378)
Cash and cash equivalents at beginning of year	2,536	2,914
Cash and cash equivalents at end of year	$2,101	$2,536

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS FOR YEARS ENDED DECEMBER 31, 2013 and 2012

(in thousands, except share and per share information)

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$2,101	$2,536
Accounts receivable, net	4,947	1,577
Inventories	2,869	1,773
Prepaid expenses and other receivables	641	253
Total current assets	10,558	6,139
Property, plant and equipment, net	2,623	2,691
Product acquisition costs, net	1,766	-
Other long term assets	480	597
Total assets	$15,427	$9,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,523	$1,091
Accrued expenses	2,915	820
Deferred income, current	768	48
Capital lease obligation, current	15	17
Total current liabilities	5,221	1,976

Note payable, bank	3,000	1,000
Other long term liabilities	15	24
Total liabilities	8,236	3,000

Stockholders’ equity:
Series A Convertible Preferred stock, liquidation preference - $0 at December 31, 2013 and $500,000 at December 31, 2012	-	500
Series C Convertible Preferred stock, liquidation preference - $0 at December 31, 2013 and $1,764,240 at December 31, 2012	-	1,517
Common stock	487	446
Additional paid-in capital	51,541	47,409
Accumulated deficit	(44,837)	(43,445)
Total stockholders’ equity	7,191	6,427
Total liabilities and stockholders' equity	$15,427	$9,427